SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

BOLDFACE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A

Santa Monica, CA 90405

(Address of principal executive offices) (Zip Code)

(310) 450-4501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 21, 2012, BOLDFACE Group, Inc., a Nevada corporation (“BGI”), and BGI’s wholly-owned subsidiary, BOLDFACE Licensing + Branding, a Nevada corporation (“BLB” and together with BGI, the “Company”), each entered into a (i) Factoring Agreement, dated as of October 17, 2012 (the “Factoring Agreements”), with Star Funding, Inc. (“Star Funding”), pursuant to which Star Funding will provide financing, on a discretionary basis, against the Company’s purchase orders, accounts, contract rights and other obligations for payment of money, and (ii) Supply Agreement, dated as of October 17, 2012 (the “Supply Agreements” and collectively with the Factoring Agreements, the “Agreements”), with Star Funding, pursuant to which Star Funding will provide to the Company, on a discretionary basis, factoring and financial accommodations to enable the Company to purchase cosmetics and related products (collectively, the “Goods”). The Supply Agreements will enhance the Company’s ability to manufacture and sell the Goods. The Factoring Agreements will enhance working capital by supplying liquidity so the Company can meet its obligations in a timely fashion. Each of the Agreements is for an initial term of one year, subject to automatic one-year renewals or early termination as provided therein.

The financing under the Supply Agreement may be made via direct payment to the Company’s suppliers, issuance of letters of credit and/or advances to the Company. The Company will be required to pay Star Funding an amount equal up to 5.0% per month of all Expenses (as defined in the Supply Agreement) associated with the purchase of any Client-Assembled Goods (as defined in the Supply Agreement) under the Supply Agreement, and (b) 2.0% for the initial 30-day period of all Expenses associated with the purchase of any Pre-Assembled Goods (as defined in the Supply Agreement) under the Supply Agreement, provided that such fee shall be reduced to 1.00% for each subsequent 15-day period until the date on which all of the Expenses have been paid in full in cash under this Agreement. In the event Star Funding obtains a letter of credit on behalf of the Company, the Company will pay a fee to Star Funding equal to (i) 0.25% of the face amount of any letter of credit for each 60-day period (or portion thereof) such letter of credit remains outstanding, (ii) 0.25% of the face amount of such letter of credit in the event of renewal, extension or cancellation of the letter of credit, and (iii) 0.25% of the face amount of each draft presented under the letter of credit.

Under the Factoring Agreements, Star Funding has agreed to purchase certain accounts receivable of the Company. The Company agreed to pay Star Funding a factoring commission of between 1.0% and 1.5% of the gross amount of each receivable under the Factoring Agreement, depending on the total gross amounts of account receivables purchased and the actual duration of the selling terms. The Company also agreed that Star Funding will receive a minimum of $31,250 in commissions under the Factoring Agreement during each 12-month period. If a shortfall in commissions should occur during the Contract Year (as defined in the Supply Agreements), the Company has agreed to pay Star Funding the shortfall by which commissions are less than $31,250.

As collateral security for all of the Company’s obligations under the Agreements, BGI and BLB granted Star Funding a security interest in all of their assets. To further secure the Company's obligations under the Agreements, BGI and BLB executed a Guarantee, dated as of October 17, 2012 (the “Guarantees”), pursuant to which each of them agreed to guaranty the other’s obligations owed by such entity to Star Funding under the Agreements.

Nicole Ostoya, the Chief Executive Officer, President and a director of BGI, Ashumi Kothary, the Chief Financial Officer of BGI, and Robin Coe-Hutshing, a major shareholder of BGI, executed a Validity Guaranty, dated as of October 17, 2012 (a “Validity Guarantee”), pursuant to which each of these persons has guaranteed the obligations of the Company solely in the event (i) any representations or warranties of the Company regarding the their accounts receivable or inventory, or any information provided by the Company from time to time with respect to its inventory, Customers (as defined in the Agreements), purchase orders or accounts receivable, shall prove to be false, inaccurate or incomplete, (ii) of a breach of any covenant or obligation the Company have under the Agreements with respect to the management or collection of any of their accounts receivable, (iii) of fraud or misrepresentation by the Company with respect to the Transaction Documents (as defined in the Validity Guarantee) or the transactions contemplated thereby, (iv) the removal or disposal of any portion of the collateral other than in the ordinary course of business and in a manner consistent with the Transaction Documents, (v) any interference by the Company or such guarantors with Star Funding’s efforts to collect the accounts receivable, or (vi) any misappropriation of proceeds of collateral by the Company or such guarantors, or any other intentional misconduct by the Company or such guarantors that impairs the collateral or the ability of the Company to perform its obligations to Star Funding.

In connection with the execution of the Agreements, BGI, Star Funding and the holders (the “Noteholders”) of BGI’s 10% Senior Secured Promissory Notes, dated as of September 9, 2012 and September 24, 2012 (collectively, the “Notes”), also entered into Subordination Agreements, dated as of October 17, 2012, whereby the Noteholders agreed to subordinate to Star Funding their first priority security interest in all of the assets of the Company.

As contemplated by the parties, in connection with the execution of the Agreements, on November 21, 2012, Star Funding factored certain of BGI’s purchase orders and the Company used substantially all of the proceeds to pay-off Solops LLC the amount of $1,065,000 required under the Purchase Order Sale Agreement, dated as of October 4, 2012 (the “PO Agreement”), entered into by and between Solops and BGI. As a result, the PO Agreement terminated, Solops released all security interest and liens which the Company granted to it under the PO Agreement and all of Solops’ security interests under the PO Agreement immediately terminated.

This description of the Factoring Agreements, Supply Agreements, Guarantees and a form of the Validity Guarantee does not purport to be complete and is qualified in its entirety by reference to forms of such agreements which are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On November 21, 2010, the Board of Directors (the “Board”) of BGI increased its size from two to three members and elected Mr. Emil Rensing as a director of BGI to fill the vacancy created by the increase of the size of the Board. Mr. Rensing will serve on the Board until BGI’s next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or death. Mr. Rensing will be an independent director of the Company.

Mr. Rensing, 38, is the Chief Digital Officer of EPIX, an American hybrid premium television channel and subscription video-on-demand service that is operated by Studio 3 Partners, a joint venture between Paramount Pictures, Lions Gate Entertainment and Metro-Goldwyn-Mayer. Mr. Rensing joined EPIX in January 2009. Prior to that, Mr. Rensing co-founded Next New Networks, a leading independent producer of online television networks, with Fred Siebert, Herb Scannell, Timothy Shey and Jed Simmons in October 2006. Next New Networks was subsequently acquired by Google in February 2011. Prior to co-founding Next New Networks, Mr. Rensing was a partner in Frederator Studios, a business dedicated to packaging and developing media properties, serving AOL Time-Warner, Victoria’s Secret Pink, Ziff-Davis, Avon, the WWE and other major clients. Previously, Mr. Rensing was a part of MTV’s product strategy team which focused on the development of MTVi, the online division of the MTV Networks, and held various engineering and product strategy positions with AOL. Mr. Rensing has been instrumental in the early success of AOL, MTV Networks Online, Frederator Studios and Next New Networks.

There is no arrangement or understanding between Mr. Rensing and any other persons pursuant to which Mr. Rensing was elected as a director of BGI. There are no family relationships between Mr. Rensing and any of BGI’s officers and directors. There are no transactions to which BGI or any of its subsidiaries is a party in which Mr. Rensing has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In consideration for his services as a director, BGI granted Mr. Rensing 500,000 stock options under its 2012 Equity Incentive Plan, which have a ten-year term and are exercisable for the purchase of one share of BGI’s common stock at an exercise price of $0.24 per share. Such options, which will vest annually at a rate of 33% beginning on the first anniversary date of the date of Mr. Rensing’s appointment, if Mr. Rensing remains a director of BGI or any of its subsidiaries on each annual vesting date. Any vested options will be exercisable at any time while Mr. Rensing is serving as a director of BGI and will expire 90 days after the termination of Mr. Rensing service. In addition, Mr. Rensing will be paid $500 for attendance at each Board meeting and will be reimbursed for all reasonable and bona fide out-of-pocket expenses incurred by him in his capacity as a director of BGI.

Item 8.01 Other Events.

On November 19, 2012, an action entitled Chroma Makeup Studio, LLC. vs. BOLDFACE Group, Inc. and BOLDFACE Licensing + Branding was filed in the United States District Court Central District of California, Western Division (the “Court”).  Chroma Makeup Studio, LLC. (“Chroma”) asserts that (a) BGI’s and BLB’s “Khroma Beauty by Kourtney, Kim and Khloé” mark and related commercial conduct infringes Chroma’s trademark rights under the Latham Act and as a result Chroma has suffered damages and (b) BGI’s and BLB’s commercial conduct with respect to its “Khroma Beauty by Kourtney, Kim and Khloé” mark constitutes unfair business practice and constitutes unfair competition under applicable California law due to Chroma’s alleged ownership of the Chroma and Chroma Makeup Studio trademarks. Accordingly, among other things, Chroma has requested for the Court to (a) enter judgment in favor of Chroma in an amount to be proven at trial, (ii) enjoin BGI and BLB and their officers, agents, directors, employees and affiliates from using the “Khroma Beauty by Kourtney, Kim and Khloé” mark and/or any other brand, symbol, trademark, product design or packaging which is confusingly similar to Chroma’s Chroma marks, and (iii) award Chroma its costs and attorneys’ fees incurred in this action. BGI intends to defend itself against all of the allegations in the complaint.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Companies or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report and in our other public filings, which are available without charge through the United States Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit No.	Description

10.1	Form of Factoring Agreement, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and each of BOLDFACE Licensing + Branding and BOLDFACE Group, Inc. (contains a Schedule of Omitted Documents in the form of Exhibit 10.1, including material detail in which such documents differ from Exhibit 10.1) *
10.2	Form of Supply Agreement, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and each of BOLDFACE Licensing + Branding and BOLDFACE Group, Inc. (contains a Schedule of Omitted Documents in the form of Exhibit 10.2, including material detail in which such documents differ from Exhibit 10.2) *
10.3	Form of Guarantee, dated as of October 17, 2012, issued by each of BOLDFACE Licensing + Branding and BOLDFACE Group, Inc. in favor of Star Funding, Inc. (contains a Schedule of Omitted Documents in the form of Exhibit 10.3, including material detail in which such documents differ from Exhibit 10.3) *
10.4	Form of Validity Guarantee, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and each of Nicole Ostoya, Ashumi Kothary and Robin Coe-Hutshing (contains a Schedule of Omitted Documents in the form of Exhibit 10.4, including material detail in which such documents differ from Exhibit 10.4) *

_____________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2012	BOLDFACE GROUP, INC.

	By:	/s/ Ashumi Kothary
Name: Ashumi Kothary
Title: Chief Financial Officer